Exhibit 4.1

FRONTIER AIRLINES

AUTHORIZED SHARES: 100,000,000 COMMON, PAR VALUE $0.001 PER SHARE

THIS IS TO CERTIFY THAT

CUSIP 35905910 2

SEE REVERSE
FOR CERTAIN DEFINATIONS

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE OF $0.001 PER SHARE

FRONTIER AIRLINES HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this
Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

  Dated:

David Sislowski
General Counsel & Secretary

Jeff S. Potter
President & CEO

SEAL

FRONTIER AIRLINES HOLDINGS, INC.

          The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT ________ Custodian_______
TEN ENT	-as tenants by the entireties	(Cust)	(Minor)
JT TEN	-as joint tenants with right of	Under Uniform Gifts to Minors
	survivorship and not as tenants	Act _____________________
	in common	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ___________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

The Corporation is authorized to issue shares of more than one class or series. Pursuant to Section 151 of the Delaware General Corporation Law, the Corporation will furnish without charge to each stockholder who so requests (addressed to the attention of the Secretary of the Corporation) a statement which sets forth the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.